Exhibit 99.1

Amro Albanna (00:12):

I see one attendee, Jeff.

(00:35):

Hello everybody. I see people are joining right now. Good morning, good afternoon, good day. I am joined here by Jeff Ramson. We’ll do a quick intro here in a second. Just want to make sure that we wait few seconds for everybody to join. And it looks like everybody has joined so far. So thank you again for joining our Aditxt Weekly updates. This will probably be a shorter one since we really don’t have any any you know any meaningful updates since our last call with Sharokh and Friedrich. We’ll touch on that a little bit. And today Jeff is joining me. So with that, maybe Jeff will do an intro one more time. And I’m sure most of the people that are joining, they know you by name, they know your background by now, but it’s probably a good idea for us to begin with introduction.

Jeff Ramson (01:27):

Sure, sure. Of course, of course. First of all, good morning everybody. And yeah, so I’m Jeff Ramson, CEO of PCG Advisory, and I’m running communications for the company currently and a longtime investor and advocate for Aditxt.

Amro Albanna (01:44):

Great. Thank you Jeff. You know just like we did last time and the last couple times, we really do, and I personally enjoy getting questions. So there is the q and a button at the bottom and that includes our team members. Feel free to ask questions. This is a forum. Yes, it is a public forum, but I think it’s really important for our team members to feel free to ask questions for myself to Jeff and we’ll take it from there. So with that, Jeff, I know you know maybe we can begin with overall market condition. I don’t mean to put you on the spot, but just overall market condition. And when I’m talking about market conditions, I’m not talking about tariffs and I’m not talking about the macroeconomics. I’m specifically talking about micro cap companies because it is near and dear to my heart when we’re talking about young companies that are publicly listed that are working on advancing innovations and that ecosystem has to be healthy in order for those businesses to move forward. And the last couple years, obviously it is it has been a challenge, however, it’s also been an opportunity for companies that are that are advancing serious innovations to have the ability to navigate through this. And once they come out of it, obviously it’s, it’s it’s a whole different ball game. So from your just from your point of view, Jeff, can you share with us what’s going on with microcaps.

Jeff Ramson (03:05):

Happy to and as you know, we work with many many microcap public companies, mostly in the biotech life sciences space. And we talk to many companies and we also talked to you know many of the participants in the industry that are part of the ecosystem, you know in from capital to legal to you know everything along the way. It is still a very, very difficult time. No doubt for companies. There’s a struggle to raise capital, especially in what I would say healthy ways, constructive ways. There’s always toxic capital available, but that’s not what, that could be pretty devastating for most companies. So the traditional or constructive capital markets are pretty quiet right now. I do think we’re starting to get a sense that that will turn soon, which which I do like. I think there’s there’s two factors. One is market related. I think there’s also a bit of concern about some of the, and I’m not trying to get into anything political, but just some of the policies that you know RFK and the health you know groups in the government are, there’s some there’s some there’s a little bit of lack of clarity right now, I’ll say that. And that’s keeping a little bit of, that’s that’s that’s pretty a bit of damper on money movement at the moment. But I think there’s a sense that this is gonna to start to clear up soon.

Amro Albanna (04:41):

Yeah, I mean look, I mean obviously it has been a long cycle and maybe we can bring it back to the context of Aditxt. Last so last week we had our Chief Innovation Officer Shahrokh Shabahang, we had the co-CEO of Adimune, Dr. Friedrich Kapp, and I see Friedrich actually here online. And we talked about one of our programs, which is the therapeutic platform that is designed to retrain the immune system. And our goal there is to advance into clinical trials. And that’s truly the probably the you know key inflection point for Adimune. You know beyond Adimune. We have Pearsanta, and I see some of the Pearsanta team members here joining us, which is focused on early disease detection starting with prostate cancer. We all appreciate the value of early detection, especially when it comes to cancer. But of course beyond cancer, they’re working on endometriosis, talked about neurological monitoring, which frankly right now there isn’t much that’s going on at this point.

(05:43):

We’re evaluating our options and we have the two pending acquisitions with Appili and Evofem. So from a micro cap point of view, it really doesn’t matter whether you have one program or two programs or three programs. A company, a young company in the microcap space with an innovation or a program they’re working to advance the financial health becomes key to the success of that program. I would not say it’s the key. I would say it’s a critical key because I always say money cannot determine success. Money alone cannot determine success, and that’s something that we all have to live by because building a business takes a lot more than money, but capital market is key. So when we’re talking about financial health, you know I kind of divide it up to two things. It is the ability to address existing obligations and the ability to address future obligations. So addressing existing obligations, and this is from our own experience as people can see in our public filing, you have you know on our cap table, we have preferred that at some point a company looks to to clear ‘em up because that is an overhang.

(06:58):

There are warrants and without necessarily getting into all the various securities. But those are obligations that typically a company would look for. Ways to clear up that overhang. There are payables that we have, our vendors, our team members, our payroll right, which is certainly a struggle for a company like us or a microcap company. All these existing financial obligations that we have to meet, but we also have to have the capacity to advance you know all the new activities, whether it’s related to filing with the FDA filing with the European regulatory, advancing, the validation Pearsanta, so on and so forth. So that is truly the financial health and how I define the financial health in a micro cap world right now. Jeff, you know when we’re trying to raise money, you mentioned you know necessarily I think you use productive or constructive market you know. The good news is there is still some capital to be raised, but the tough news I would say is obviously it becomes a significant overhead on the company and the question, can the company make it through to that next milestone before it becomes you know basically you know pretty pretty you know counterproductive for the company. So maybe you can touch on that a little bit as far as again, from your point of view, from IR from capital, how do you view the financial health and what are companies trying to do right now?

Jeff Ramson (08:26):

Yeah, so you know as as we’re saying you know the the the there’s always some form of capital available. It’s a matter of what does it cost and what are the future repercussions of raising that capital. Everybody wants to raise money from true fundamental investors that believe in the company and are long-term and supportive. And that’s always ideal. That’s very difficult right now for for pretty much across the board for microcap companies as we as we mentioned. So I think you know what we’re seeing is we are seeing these challenges and we’re seeing a lot of activity. Again, slow down a bit right. I mean, companies have to make certain decisions and operate certain ways under these under these conditions. They’re not they’re not ideal for raising capital. And capital is the lifeblood of of biotech and and life sciences. And as you said, it’s not the only factor, but it’s it is a critical factor. Everything costs money and there’s there’s there’s right now there’s a shortage of capital or at least a shortage of the movement of capital in a, so as I said, I think everybody in the ecosystem that I talk to is pushing and and and trying to get things you know to move, and I think that’ll come, but I think people are a little bit a little ambivalent right now.

(09:49):

And not understanding the the the field is not clear right now.

Amro Albanna (09:54):

That is yeah, that is for sure. I mean that is that is for sure. You know you may have a plane, you may have a business, but you have to have the fuel and you said it’s the bloodline and it is truly you have to have the fuel. So that is again, that really is kinda the process that we’re all going through. And you know the key, and I believe the key is not just survival and to our team members here that have been frankly through it with us and other partners, the key is not just survival. We cannot do this just to survive. We have to do we have to survive while we’re advancing the business forward. So with Adimune, again, just as a refresher, I mean Adimune is a tremendous therapeutic platform. Preclinical, preclinical still, but the team has continued to keep it moving forward in terms of product availability, in terms of planning for FDA filing in terms of planning for European filing.

(10:54):

And that becomes a key inflection point, which is I believe gonna be the securing the approval if we secure the approval to begin human trials with Pearsanta. Pearsanta is oriented around monitoring and diagnostics and the key for Pearsanta is validation and going commercial. And the team knows that, and I know that the team is doing everything possible they can with with very limited resources to keep moving it forward. And and those are you know those are the current subsidiaries other than Adivue with the neurological monitoring as I mentioned earlier. So that is really our update, and again, I do see you know solid attendance here. And do feel free our team outside our company, feel free to ask any questions by clicking that q and a button at the bottom. Anything else? Maybe if we you know we’ll wait for a question or two here. Jeff, anything else that we need to bring up that you can think of right now? Any questions that you would have for A CEO or for a company? And I’ll even answer ‘em, on behalf of some of our team members that I see joining us, something that somebody in the public would like to know about Aditxt.

Jeff Ramson (12:09):

I would say you know I would say, I guess one thing I would want to know is, well, how are you managing through this? I mean, I know you you know it’s it’s it’s it’s challenging, right? So how do you see it like in the sense of you’ve got to keep the business going, you’ve got to keep people their morale up through some of these difficult times. I mean, how do you handle that kind of a challenge? You know what what I know I’m sorry, I know part of it at the core of it is communication, right? I think that’s a big part of it, but maybe just from a personal experience, how are you how are you managing?

Amro Albanna (12:47):

Yeah, so I will I will begin, and I think our team you know has heard me say this over and over again. We really got to always you know keep to a philosophy, which is are we seeking what’s right and pursuing what’s right and are we going about it the right way? And Jeff, you know as you, as you know, being part of this company, you know the fluidity and the dynamic nature of our situation, you know you have you you know you have product development, you have ip, you have capital, you have board, you have partners, you have regulatory filings, you have communications, you have all kinds of things. And I’ll always tell my team this, that the reason we’re here and the reason we keep sticking to it is the fact that we believe we are pursuing the right thing. We are pursuing a fundamentally different approach to autoimmunity. So imagine if we are successful with Adimune and we can get to the point where we could you know replace or at least significantly reduce the dependency on immunosuppressants to address autoimmunity.

(13:55):

That is something that we’ve been working towards the team has been working towards. And getting to human trials by itself is a major inflection point. But ultimately ultimately our goal of course is to get it to the you know to the commercial world where we could potentially address psoriasis type one diabetes and all other autoimmune diseases. So that’s that’s you know pursuing the right thing, Pearsanta. And to repeat myself, imagine the ability to early detect cancer and what that would mean in you know to real lives. That’s it. So we can talk about all kinds of stuff listing NASDAQ board partners, but ultimately are we pursuing the right thing? And if the answer is yes, we have to figure out how to do it the right way. And with the complexity of the systems, obviously we have to depend on our partners, our team members to guide us through this process. And yes, Jeff, it certainly is you know it is it is it is an important task, but keeping that in mind is what keeps us in the game, pursuing what’s right and going about it the right way.

(15:02):

I have a question, sorry Jeff, before I actually answer the question or read it and answer it, is there any follow up on that piece? I think that’s really important to keep everybody focused and understanding what it is that we’re pursuing. And I’ll say this to our team, look at any point, at any point, if we feel we’re not pursuing the right one, I mean let’s just say you know Adimune for example, we reach the conclusion, which is certainly not the case right now, that it’s just not going to make it through. Well, we’re not here just to you know be a a a a company for sake of being a company. We’re here to advance these missions. That’s what keeps us going forward.

Jeff Ramson (15:45):

Good. Yeah, no, I see a question came in and either now or after that question, maybe if you want to just talk a little bit about if there’s anything, I think right now everything’s good with NASDAQ and compliance or I was just curious if there’s any pending issues or anything to to be concerned about. Maybe you can address that before or after the other question.

Amro Albanna (16:04):

Sure, sure. So we have a question from anonymous and attendee and it says, what are the key near term inflection points in the next 12 months? Great. Inflection points are important and I’m glad you bring that up. We have to have key inflection points for a company at our stage to transition from speculative stage to more fundamental where we have clear path for growth. So Adimune, our key inflection points will be you know securing regulatory approvals here in the US and in Germany and here in the US it would be for an indication of SPS, that’s the stiff person syndrome indication as a central nervous system indication. And in Europe it would be type one diabetes and psoriasis. So securing the regulatory is an important key point. Obviously beginning human trials would be another inflection point. And for Adimune, for those who have not heard it before, our goal as a company that once we reach certain metrics with the platform, our goal is to secure co-development deals with larger partners.

(17:17):

That would be the goal for Pearsanta. The key for Pearsanta is to go into commercialization, launching the first tests based on the Mitomic platform, starting with prostate cancer and endometriosis late this year, second half of this year. And the team is pushing to make sure that we actually go commercial with with with the with the two tests that I just mentioned. These are the inflection points. There are other inflection points where obviously closing Appili or closing Evofem if we if we can, since we obviously have been extending those acquisitions due to financial capabilities, those would be another or other inflection points over the next 12 months. And that’s and that’s that’s what we’re looking at. If that leaves your question unanswered somehow, you can always follow up with another question. So I have another question here. Given current market conditions, the market capital of the company is obviously massively undervalued. Would you say that would you say that it presents investors with a huge unique opportunity for asymmetric returns?

(18:30):

I appreciate the question and I obviously cannot give investor advice and Jeff will know I cannot as a CEO, as a co-founder, I obviously believe and the potential of Aditxt obviously, and you know if I didn’t, I shouldn’t be here. So and that is based on data points, objective data points, look autoimmunity, think of autoimmunity, think of the size of that challenge. Even if Adimune can address one or two or three indications, that alone is a huge opportunity, but we gotta get there first. But imagine beyond that, look at the platform, and this is something important to bring back to Adimune. Adimune is not a single indication platform. That’s not what it’s designed. Again we’re not, we don’t have approvals, but we’ve designed the platform where we could potentially retrain the immune system to address various indications of autoimmunity by retraining the immune system. I believe if we can show, if we can secure or if we can begin human trials, if we can show safety, and certainly if we can show efficacy, that will reflect on the value of the company right Pearsanta.

(19:45):

Again, you know we don’t have to have spreadsheets, we don’t have to have market data cancer. Everyone on this call and everyone is listening after this, what is cancer, right? No one wants to hear that word. No one wants to hear that word. If team Pearsanta can truly begin to launch commercially test where we can do early detection of cancer, prostate cancer, ovarian cancer, lung cancers, endometriosis, which is of course not type of cancer, what is the value of this? So you know I do believe in the value of the company, I do believe in the potential of the company for sure, and we must figure a way to navigate through these you know these conditions to get there. That would be that would be my answer as far as as far as that question. And I thank you for that question. Anything you want to add there, Jeff?

Jeff Ramson (20:37):

No, I think I think you said it well. I mean I guess I would my view is there is tremendous opportunity in in the space and there’s risk that goes with it obviously, and investors always have to bear that in mind. And you’re right, if if certain things, if you are able to achieve those goals, then you’re gonna I I think it would be logical that value would would demonstrate itself. But yeah, you can’t give advice and and. But yeah, I think you covered it well.

Amro Albanna (21:07):

Wonderful. Any other questions before we wrap this up from our team, from others? Great. Well look, Jeff and I talk about the weekly updates every Thursday probably. And even though we have you know we have other commitments, this is an important commitment and Jeff knows that. I always want to make sure we continue this message. And it’s really not just for shareholders or potential shareholders, this is for our team members, this is for our stakeholders to at least have a weekly forum to make sure that all of our stakeholders are at least are getting an update of what’s going on with the company, opportunities, challenges, otherwise. And of course we have to be limited to what’s available in the public domain, which is you know part of the rules we have to abide by as a public company. So with that, Jeff, any final words? Otherwise I’ll I’ll thank everybody and we’ll wrap it up.

Jeff Ramson (22:06):

Okay,

Amro Albanna (22:06):

Great. Thank you everybody, and hope to see you in the next week Aditxt weekly update. Thank you again, Jeff.

Jeff Ramson (22:13):

Thanks Amro. Thank you guys. Bye.